Exhibit 99.1

For Immediate Release

Contacts:
Vitesse
Rich Yonker
+1.805.388.3700

The Abernathy MacGregor Group
Amy Feng
+1.213.630.6550

Vitesse to List on NASDAQ Stock Exchange

CAMARILLO, Calif. – February 28, 2011 – Vitesse Semiconductor Corporation (Pink Sheets: VTSS.PK), a leading provider of advanced IC solutions for Carrier and Enterprise networking, today announced that its common shares have been approved for listing on the NASDAQ Global Market. The Company expects that its common stock will commence trading on NASDAQ on March 2, 2011 under the symbol “VTSS.” Until then, its shares will continue to be quoted on Pink Sheets under the symbol “VTSS.PK.”

About Vitesse

Vitesse designs, develops and markets a diverse portfolio of high-performance, cost-competitive semiconductor solutions for Carrier and Enterprise networks worldwide. Engineering excellence and dedicated customer service distinguish Vitesse as an industry leader in high-performance Ethernet LAN, WAN, and RAN, Ethernet-over-SONET/SDH, Optical Transport, and best-in-class Signal Integrity and Physical Layer products for Ethernet, Fibre Channel, Serial Attached SCSI, InfiniBand(R), Video, and PCI Express applications. Additional Company and product information is available at www.vitesse.com.

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Vitesse is a registered trademark in the United States and/or other jurisdictions of Vitesse Semiconductor Corporation. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as described by the Private Securities Litigation Reform Act of 1995 (as amended) that reflect the opinion of Vitesse Semiconductor Corporation and involve certain risks and uncertainties at the time of its release.  Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations.  All forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by this cautionary statement.  The Company is under no duty or obligation to update any of the forward-looking statements after the date of this release.